AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2006

                                                   REGISTRATION NO. 333-11521-99

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-3D

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                              CH ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                 New York                                   14-1804460
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organizations)                    Identification No.)

               284 South Avenue, Poughkeepsie, New York 12601-4879
                                 (845) 452-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices.)

                               Lincoln E. Bleveans
                               Corporate Secretary
               284 South Avenue, Poughkeepsie, New York 12601-4879
                                 (845) 486-5239

                                   Copies To:
                               John E. Gould, Esq.
                                Thompson Hine LLP
          335 Madison Avenue, 12th floor, New York, New York 10017-4611
                                 (212) 344-5680
 (Name, address, including zip code, and telephone number, including area code, of agent for service.)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Post-Effective Amendment becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |_|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

P R 0 S P E C T U S

                                 --------------

                              CH Energy Group, Inc.
                               STOCK PURCHASE PLAN

                                  Common Stock
                                ($.10 Par Value)

      The Plan is designed to encourage and promote long-term investment opportunities in the Company's Common Stock. The Plan provides a convenient method of reinvesting cash dividends and purchasing the Company's Common Stock, without payment of brokerage commissions or service charges.

      Shares of Common Stock to be acquired under the Plan will be, at the Company's discretion, purchased either on the open market, directly from the Company, or a combination of both. Shares purchased directly from the Company will be newly issued shares of the Company or treasury shares of the Company.

      The Purchase Price of shares of Common Stock purchased directly from the Company will be the average of the high and low prices of the Common Stock on the New York Stock Exchange listing of composite transactions on the relevant Purchase Date. The Purchase Price of shares of Common Stock purchased on the open market will be the weighted average price of all Common Stock purchased for the relevant Purchase Date. See the caption "Price of Shares" below.

      The Company's Common Stock is listed on the New York Stock Exchange under the symbol "CHG".

      This Prospectus relates to shares of Common Stock registered for purchase under the Plan. This Prospectus should be retained for future reference.

                                 --------------

      Investing in our equity securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus.

                                 --------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                  The date of this Prospectus is August 9,2006.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any such documents we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also access our most recent SEC filings on our web site at http://www.chenergygroup.com or the SEC's web site at http://www.sec.gov.

            The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered as part of this Prospectus. We incorporate by reference the documents listed below filed with the SEC under the Securities and Exchange Act of 1934. And, we also incorporate any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act until all of the Common Stock registered in this Registration Statement has been sold.

            1. CH Energy Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2005;

            2. CH Energy Group, Inc. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2006;

            3. CH Energy Group, Inc.'s Current Reports on Form 8-K, and amendments thereto, filed on July 28, 2006, July 25, 2006 (which does not include information deemed "furnished"), June 1, 2006, April 28, 2006, April 24, 2006 (which does not include information deemed "furnished"), April 13, 2006, April 6, 2006, March 13, 2006 (which does not include information deemed "furnished"), February 16, 2006, February 13, 2006 (which does not include information deemed "furnished"), February 8, 2006 and January 3, 2006;

            4. The description of our Common Stock contained in Amendment No. 1 to our Registration Statement on Form S-4 (No. 333-52797), as filed with the SEC on July 24, 1998, and any amendment or report filed thereafter for the purposes of updating such description.

            5. All reports filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all of the securities offered under the plan have been sold or deregistering all securities then remaining unsold thereunder.

Any statement contained in any document incorporated or deemed to be incorporated herein by reference is deemed to be modified or superseded for purposes of this Plan Summary and Prospectus to the extent that a statement contained in this Plan Summary and Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Plan Summary and Prospectus.

            You may request a copy of these documents at no cost by writing or telephoning us at the following address:

            CH Energy Group, Inc.
            Director of Shareholder Relations
            284 South Avenue
            Poughkeepsie, New York 12601-4879
            Telephone (845) 486-5204


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

            YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THE PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                  RISK FACTORS

Before purchasing any securities we offer, you should carefully consider the following risk factors as well as the other information contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein in order to evaluate an investment in our securities.

Redeployment of Capital

            CH Energy Group, Inc. ("Energy Group") is seeking to invest a significant portion of its cash reserves in energy-related assets and/or utility assets. These funds were generated from the sales of Central Hudson's interests in its major generating assets and Energy Group's sale of its former subsidiary CH Resources, Inc., and are currently held in money market instruments and short-term securities. Investments in new business ventures may provide returns that are lower than those anticipated when an investment is made, including potential losses or write offs, and may cause Energy Group's earnings to be more volatile.

            Energy Group may not be successful in finding suitable new investments and, therefore, Energy Group may not achieve the earnings accretion such investments could produce.

Storms and Other Events Beyond Central Hudson's Control May Interfere with the Operation of its Transmission and Distribution Facilities in the Mid-Hudson Valley Region

            Central Hudson's revenues are generated by the delivery of electricity over transmission and distribution lines and by the delivery of natural gas through pipelines. These facilities, which are owned and operated by Central Hudson or by third-party entities, are at risk of damage from storms, natural disasters, wars, terrorist acts, and other catastrophic events, occurring both within and outside Central Hudson's franchise territory. Moreover, these facilities are at risk of curtailment or cessation of operations as a result of system capacity constraints or unfavorable regulatory or judicial orders. The siting, regulatory approval, and construction of natural gas and electric transmission projects are subject to applicable laws and regulations, including local considerations, which may increase the cost or delay the completion of these projects. If Central Hudson or the relevant third-party entity (as the case may be) is unable in a timely manner to repair its facilities, expand the capacity of its facilities, or to obtain the rescission or stay of unfavorable regulatory or judicial orders which have caused the curtailment or cessation of operation or delayed the completion of its facilities (as the case may be), Central Hudson's customers may experience a service disruption and Central Hudson may experience lower revenues or increased expenses, or both, that Central Hudson may not be able to recover fully through rates, insurance, sales margins, or other means in a timely manner, or at all.

Storms and Other Events Beyond the Control of Griffith May Interfere with the Operation of their Fuel Distribution Businesses in the Mid-Atlantic and in the Northeast Region


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

            Griffith's revenues from its fuel distribution businesses are generated by the delivery of various petroleum products within their areas of operation. In order to conduct these businesses, Griffith needs access to petroleum supplies from storage facilities in their service territories. Some of these storage facilities are owned or leased by Griffith, and some are owned and operated by third-party entities. These facilities are at risk of damage from storms, natural disasters, wars, terrorist acts, and other catastrophic events, and the supply of petroleum products to these facilities could be delayed, curtailed, or lost due to developments in the world oil markets. If such damage or disruption were to occur, and if Griffith were unable to procure petroleum from alternative sources of supply in a timely manner, Griffith's customers could experience a service disruption and Griffith could experience lower revenues, or increased expenses, or both, that Griffith might not be able to recover fully through insurance, sales margins, or other means in a timely manner, or at all.

Unusual Temperatures in Central Hudson and Griffith's Service Territories Could Adversely Impact Earnings

            Central Hudson's service territory is the mid-Hudson Valley region. Griffith serves the mid-Atlantic region and northeast U.S. These areas typically experience seasonal fluctuations in temperature. If, however, the regions were to experience unusually mild winters and/or cooler summers, Central Hudson's and Griffith's earnings could be adversely impacted. A considerable portion of Central Hudson's total electric deliveries is directly or indirectly related to weather-sensitive end uses such as air conditioning and space heating. Much of the fuel oil and propane delivered by Griffith is used for space heating, as is the majority of the natural gas delivered by Central Hudson. As a result, sales fluctuate and vary from normal expected levels based on variations in weather from normal seasonal levels. Such variations in sales volumes could affect results of operations significantly. Central Hudson and Griffith have programs in place to constrain the potential variability in results of operations through the use of risk management instruments. However, no assurance can be given that suitable risk management instruments will remain available.

Central Hudson's Rate Plans Limit its Ability to Pass Through Increased Costs to its Customers; If Central Hudson's Rate Plans Are Modified by State Regulatory Authorities, Central Hudson's Revenues May Be Lower Than Expected

            As a transmission and distribution company delivering electricity and natural gas within New York State, Central Hudson is regulated by the PSC, which regulates retail rates, terms and conditions of service, various business practices and transactions, financings, and transactions between Central Hudson and Energy Group or Energy Group's competitive business subsidiaries.

            The rate plans under which Central Hudson operated from November 2001 through June 30, 2006, were superseded by a new rate plan (i.e. the 2006 Order) covering the three-year period from July 1, 2006, to June 30, 2009. Rate plans generally may not be changed during their respective terms, absent unusual circumstances. As a result, the new rate plan may not fully reflect all of the future trends in revenues, expenses, construction costs, and other important factors that will determine Central Hudson's financial performance.

            The previous effective rate plans and the rate proceeding commenced by Central Hudson in 2005 are discussed in Note 2 - "Regulatory Matters" of CH Energy Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 (the "Energy Group Form 10-K"). The new rate plan (i.e. the 2006 Order) and the 2006 Joint Proposal (which forms the basis for the 2006 Order) are discussed in Note 3 - "Regulatory Matters" of CH Energy Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.


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

Central Hudson Is Subject to Risks Relating to Asbestos Litigation and Manufactured Gas Plant Facilities

            Litigations have been commenced against Central Hudson arising from the use of asbestos at its previously owned major generating assets, and Central Hudson is involved in a number of matters arising from contamination at former manufactured gas plant sites. Reference is made to Note 11 - "Commitments and Contingencies" in Energy Group's Form 10-K and in CH Energy Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and in particular to the subcaptions in Note 11 regarding "Asbestos Litigation" and "Former Manufactured Gas Plant Facilities."

High Wholesale Fuel Oil Prices May Adversely Affect the Ability of Griffith to Attract New Customers, Retain Existing Customers, and Maintain Sales Volumes

            On June 30, 2006, the average wholesale price of fuel oil, as measured by the closing price on the NYMEX was $1.86 per gallon. This is a 28% increase over the $1.46 per gallon price on June 30, 2005, and a 95% increase over the $0.96 per gallon price on June 30, 2004. Griffith's management believes the significant rise in the wholesale price of fuel oil has adversely impacted the ability of Griffith to attract new full service residential customers and, to a lesser extent, retain existing full service residential customers. Griffith's management believes some customer attrition is due to former and prospective full service customers deciding, because of high fuel oil prices, to purchase fuel from discount distributors, which - unlike Griffith - do not offer other services such as equipment installation, repair, and maintenance. In addition, Griffith's management believes that some customers are conserving their use of fuel oil by accepting lower temperatures in their homes and by implementing home improvements (e.g., more insulation, better windows). If higher fuel prices were to continue indefinitely, or such prices were to increase significantly, Griffith could experience further customer attrition and further reductions in sales volume due to customer conservation. If one or both of these were to occur and be material, the consequence could be a material reduction in profitability that could, in turn, lead to an impairment of the goodwill included in the intangible assets on Griffith's and Energy Group's balance sheet. Additionally, if customer attrition were to accelerate significantly the remaining value of the customer list could be impaired or subject to faster amortization.

                           FORWARD LOOKING STATEMENTS

            Statements included in this post-effective amendment number 3 to the Registration Statement on Form S-3 and the documents incorporated by reference which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Forward-looking statements may be identified by words including "anticipates," "intends," "estimates," "believes," "projects," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc.'s future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: fuel prices; energy supply and demand; interest rates; weather; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

            Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

                               PROSPECTUS SUMMARY

            The plan is designed to make purchases of CH Energy Group, Inc. Common Stock simple, convenient and cost free. If you participate in the plan, you may purchase our Common Stock and have your dividends reinvested in additional shares of Common Stock. The Administrator of the plan is Computershare Trust Company.

The Plan Also Provides The Following Features:

      o Non-shareholders may open a Plan account at no cost with an Initial Investment of as little as $100. Participants in the Plan may make additional Optional Investments, as often as weekly, with as little as $50 per transaction, also at no cost.

      o Employees of the Company and employees of any of its affiliates who elect to be Participants may also make cost-free Employee Investments through payroll withholdings with as little as $10 per week.

      o All Participants may invest up to a maximum of $150,000 per year through a combination of Initial Investments, Optional Investments and, if applicable, Employee Investments.

      o You may make Initial and Optional Investments by check, electronic funds transfer or automatic deduction from a predesignated U. S. bank account. Optional investments may be made occasionally or at regular intervals as the Participant desires.

      o Participants can reinvest all or part of their cash dividends in Common Stock and also can purchase additional shares of Common Stock, all without payment of brokerage commissions or service charges.

      o Participants can buy shares in whole dollar amounts rather than a specified quantity of shares. Their accounts will be credited with the appropriate number of full and fractional shares in electronic registration form.

      o Participants can receive cash dividend payments electronically or by check.

      o The Plan offers a "share safekeeping" service by which Participants may deposit their Common Stock certificates and have their ownership of Common Stock maintained on the Administrator's records in electronic registration form. See below caption "Share Safekeeping".

      o Participants can transfer shares held in their Plan accounts (including making gifts) of Common Stock to others, within the Plan, at no charge.

      o The Administrator will mail reports to each Participant as promptly as practicable after each purchase. Each Participant who reinvests dividends will receive a quarterly statement showing all year-to-date activity.


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

            To enroll in the Plan you must complete and return an enrollment form to the Administrator. If you are a first-time investor, you also must submit or arrange for your initial investment payment. For further enrollment information, you should contact:

            o     Shareholder customer service (including sales of shares):
                  1-800-428-9578

            o Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern time each business day.

            o Foreign language translation service for over 140 languages is available.

            o TDD: A telecommunication device for the hearing impaired is available at: 1-800-952-9245.

            o Non-shareholder requests for information about the Plan: l-888-280-3848

            Internet address: http://www.computershare.com

            The Plan Administrator's mailing address is:

            Computershare
            Attn: CH Energy Group, Inc. Stock Purchase Plan
            P.O. Box 43081
            Providence, Rhode Island 02940-3081

                                   THE COMPANY

            CH Energy Group, Inc. owns other companies and is commonly called a holding company.

            One of our subsidiaries is Central Hudson Gas & Electric Corporation. Central Hudson is a New York corporation which purchases, sells at wholesale, and distributes electricity and natural gas in portions of New York State. Central Hudson also generates a small portion of its electricity requirements. Central Hudson's business is regulated by government agencies, including the New York Public Service Commission.

            We also own other businesses. These businesses are not as heavily regulated as Central Hudson or are not regulated at all. These businesses include -

      * Central Hudson Enterprises Corporation, which has been engaged in the business of marketing electricity, natural gas, petroleum products, and related services to retail and wholesale customers; conducting energy audits; and providing services including, but not limited to, the design, financing, installation, and maintenance of energy conservation measures and generation systems for private businesses, institutions, and government entities. CHEC has also participated in cogeneration, small hydroelectric, alternate fuel, and energy production projects in Connecticut, New Jersey, New Hampshire, New York, and a fuel ethanol production plant in Nebraska.

      * Griffith Energy Services, Inc., which is an energy services company engaged in the distribution of heating oil, gasoline, diesel fuel, kerosene, and propane, and the installation and maintenance of heating, ventilating, and air conditioning equipment in Virginia, West Virginia, Maryland, Delaware, Pennsylvania, and in Washington, D.C.

            Our principal executive office is located at 284 South Avenue, Poughkeepsie, New York 12601-4879 and its telephone number is (845) 452-2000.


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

                             DESCRIPTION OF THE PLAN

            This description of the plan relates to the common shares of CH Energy Group, Inc. ("CH Energy Group") to be purchased by participants under the CH Energy Group, Inc. Stock Purchase Plan. It will summarize the main features of the plan. You should refer to the plan, which has been filed as an exhibit to the Registration Statement (file no. 333-11521-99), if you have additional questions. If there is any inconsistency between the information in this Prospectus and the plan, the plan provisions will govern. This Prospectus relates to 783,582 CH Energy Group common shares that may be issued or delivered under the plan.

            The common shares are traded on the New York Stock Exchange.

            The plan is designed to encourage and promote long-term investment opportunities in CH Energy Group's Common Stock. The plan provides a convenient method of reinvesting cash dividends and purchasing CH Energy Group's Common Stock, without payment of brokerage commissions or service charges.

Administration

            Computershare Trust Company, N.A. ("Computershare Trust Company") is the Plan Administrator and will process the purchasing of Common Stock acquired under the Plan, keep records, send reports of account activity to plan participants, and perform other duties relating to the plan. Computershare Shareholder Services, Inc., ("Computershare") an affiliate of Computershare Trust Company and a transfer agent registered with the Securities and Exchange Commission, acts as service agent for Computershare Trust Company.

            Computershare Trust Company reserves the right to resign at any time upon reasonable notice to CH Energy Group.

            Participants can contact the Plan Administrator toll free as follows:

            o     Shareholder customer service (including sales of shares):
                  1-800-428-9578

            o Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern time each business day.

            o Foreign language translation service for over 140 languages is available.

            o TDD: A telecommunication device for the hearing impaired is available at: 1-800-952-9245.

            o Non-shareholder requests for information about the Plan: l-888-280-3848

            Internet address: http://www.computershare.com

            You can obtain information about your account via the Internet on the Plan Administrator's web site, http://www.computershare.com. At the Plan Administrator's web site, you can access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your account. To get access, you will require a password which will be sent to you, or you can request one by calling toll free 1-800-428-9578. An automated voice response system is also available 24 hours a day, 7 days a week for shareholder and non-shareholder requests for plan information.


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

            The Plan Administrator's mailing address is:

            Computershare
            Attn: CH Energy Group, Inc. Stock Purchase Plan
            P.O. Box 43081
            Providence, Rhode Island 02940-3081

Eligibility

            All interested persons and entities, whether or not shareholders of record of CH Energy Group's Common Stock, may participate in the plan. In order to participate --

      * You must fulfill conditions of participation described below under the caption "Enrollment Procedures"; and

      * If you are a citizen or resident of a country other than the United States, its territories and possessions, your participation must not violate local laws applicable to you, the Company or the plan.

Enrollment Procedures

            The plan allows participants to contribute funds which will be used to purchase CH Energy Group shares of Common Stock on the "purchase date" (defined below).

            If you are interested in participating in the plan, the Plan Administrator will mail you introductory plan materials, including a Prospectus and an enrollment form. Enrollments in the Plan are made by --

            * Non-employee non-shareholders submitting a completed "initial investment form" to the Plan Administrator together with a minimum initial investment of $100 by check, by authorizing automatic deductions from a U.S. bank account as described below, or by enrolling through the Internet at http://www.computershare.com.;

            * Non-employee registered shareholders ("holders of record") submitting a completed "enrollment authorization form" to the Plan Administrator; or by enrolling through the Internet at http://www. computershare.com.; or

            * Employees of CH Energy Group and its subsidiaries submitting a completed "enrollment authorization form" to their employer instructing their employer to withhold payroll deduction contributions for purchasing shares through the plan.

            If you are a registered shareholder, be sure to sign your name on the "enrollment authorization form" exactly as it appears on your Common Stock certificate.

            You will be able to participate in the plan as soon as administratively practicable following the date an effective election to participate and the $100 contribution, if necessary, is filed.

            Those who are not registered shareholders and not employees must include a minimum initial investment of at least $100 by check or by electronic funds transfer initiated at www.computershare.com along with their completed initial investment form. Alternatively, you may enroll by authorizing automatic deductions for a minimum of $50 per transaction from a designated account at a U.S. bank or financial institution for at least two consecutive purchases. Registered shareholders and individuals who are not registered shareholders may also enroll in the plan through the Internet at http://www.computershare.com. See the below caption "Initial, Optional and Employee Investments".

            If you are a beneficial owner of shares of Common Stock registered in the name of a financial intermediary (for example, a bank, broker or other nominee), you may participate in the plan by directing your financial intermediary to re-register your shares directly in your name. Costs associated with that registration will be borne by you. You may then enroll in the plan as a registered shareholder, without having to make an initial investment. Alternatively, you may instruct your financial intermediary to re-register your shares directly in your name in book entry form through the Direct Registration System. The Direct Registration System permits an investor to hold Common Stock as the registered owner in book entry form on CH Energy Group's stock transfer books. Please contact your broker for information on transferring shares via the Direct Registration System. Thereafter, you may enroll in the plan as a registered shareholder, without having to make an initial investment.

            Employees may change the amount of their payroll withholdings by submitting to their employer's payroll department a new employee form which may be obtained from that department. Employees may stop their payroll withholdings at any time by notifying their employer's payroll department in writing. Payroll withholdings will terminate on the beginning of the payroll period following receipt of the employee's written notice.

            The Plan Administrator will process initial investment and enrollment authorization forms as promptly as practicable. Participation in the plan will begin after the Plan Administrator has accepted the properly completed forms and any required payment.

Source of Shares

            Shares will be, at CH Energy Group's discretion, purchased --

      * Directly from CH Energy Group in the form of either authorized but unissued shares or treasury shares;

      * On the open market; or

      * A combination of the above.

Full and fractional shares acquired under the plan will be calculated and credited to participants' accounts. The number of shares purchased will be the total amount invested divided by the applicable purchase price per share as described under the below caption "Price of Shares."

Purchase Date

            The purchase date for reinvested cash dividends will be the first business day of the months February, May, August and November. Initial and Optional Investments made through the internet, by check, by electronic funds transfer initiated at www.computershare.com or by automatic deduction from a pre-designated U.S. bank account will normally be invested no later than five business days after receipt by the Plan Administrator. The Plan Administrator will determine the actual purchase date for Initial and Optional Investments.

            Purchases under the plan made on the open market will begin on the purchase date and will be completed no later than 30 days from that purchase date, unless completion at a later date may be necessary or advisable under any applicable Federal or state securities laws. Open market purchases may


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

be made on any securities exchange where the CH Energy Group Common Stock is traded, in the over-the-counter market or by negotiated transactions and may be subject to such pricing, delivery and other terms to which the Plan Administrator may agree.

            Neither any participant nor CH Energy Group shall have the authority or power to direct the time or price at which shares of Common Stock may be purchased, or the selection of the broker or dealer through or from whom Common Stock purchases will be made.

Price of Shares

            The purchase price of shares purchased directly from CH Energy Group will be the average of the high and low prices of the Common Stock on the purchase date as reported on the New York Stock Exchange listing of composite transactions. If that report is not made, the purchase price will be established based on those prices of common stock as reported on that listing for the nearest day immediately preceding the purchase date.

            The purchase price of shares of Common Stock purchased on the open market will be the weighted average price of all Common Stock purchased for the plan for the relevant purchase date.

Initial, Optional and Employee Investments

            Initial investments, for those who are not holders of record or employees, must be in the minimum amount of $100.

      * Payment may be by personal check or by electronic funds transfer initiated at www.computershare.com and must be sent to the Plan Administrator together with the completed initial investment form; or

      * You can make your initial investment by authorizing automatic deductions of $50 per transaction from a U. S. bank account for at least two consecutive purchases. Automatic deductions will continue indefinitely, beyond the initial two purchases, until you notify the Plan Administrator by telephone, over the Internet at www.computershare.com., or in writing that the automatic deductions are to stop. An authorization form for automatic deductions is included on the reverse side of the initial investment form.

            You may make additional Optional Investments by personal check, electronic funds transfer initiated at www.computershare.com or automatic deduction from a bank account in the minimum amount of $50, up to a maximum amount of $150,000 annually. See the subcaptions "Check Investment" and "Automatic Investments" under the caption "Investment Options" below.

            Employees of CH Energy Group or its subsidiaries may, in addition to optional investments, make monthly employee investments through payroll withholdings, for the purchase of Common Stock under the plan in the minimum amount of $10 per week, up to a maximum amount of $500 per month. All payroll withholdings for employee investments will be made and submitted to the Plan Administrator for investment on the first practicable purchase date after submission by employees of the employee form. The amounts deducted from an employee's paycheck are done after all applicable taxes are withheld. See the above caption "Enrollment Procedures."

            In no event can the aggregate of your plan investments exceed $150,000 annually.

            Cash received by the Plan Administrator for purchases of Common Stock on or before the last business day prior to the next purchase date will be applied for purchases of Common Stock. Cash received after that date will be held by the Plan Administrator for purchases to be made on the next purchase date. No interest will be paid on payments received for purchases and held pending investment by the Plan Administrator.

            CH Energy Group may adjust all minimum and maximum plan investment amounts at its discretion from time to time after notification to all participants.

            Initial Investments and Optional Investments will be returned to you upon your telephone or written request received by the Plan Administrator not less than two business days before the purchase date. Once you submit an enrollment form authorizing bank account or payroll deductions, deductions will be made continually until (i) modified by you or (ii) the date that the plan is terminated.

Investment Options

            Full investment of funds in Common Stock is possible under the plan. Fractional, as well as full shares, will be credited to your account. Certificates for full shares will be issued by the Plan Administrator upon your request. All fractional shares will remain in book entry form until withdrawn.

Check Investments: You may make initial investments and optional investments by personal check payable in United States dollars to "Computershare-CH Energy Group". The Plan Administrator must receive your initial investment and/or optional investment before the purchase date. You should mail your optional investment to the Plan Administrator with the transaction form attached to each statement of account sent to you by the Plan Administrator.

Automatic Investments: You may make automatic optional investments of a specified amount (not less than $50 per purchase nor more than $150,000 annually) by electronic funds transfer from a predesignated United States bank account.

            If automatic deductions are used for optional investments, you must complete and sign the section entitled "Authorization Form for Automatic Deductions" on either the initial investment form or the enrollment authorization form and return it to the Plan Administrator, with either a voided blank check or a deposit form for the bank account from which funds are to be drawn. The automatic deduction forms will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic investment feature.

            Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (as chosen by you), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days.

            You may change or stop automatic deductions by notifying the Plan Administrator by telephone, fax, the Internet at wwwcomputershare.com or in writing. You must complete a new Authorization Form for Automatic Deductions when you transfer ownership of shares or otherwise establish a new account on the Plan Administrator's records, or close or change your designated bank account, or are assigned a new account number by your bank. To be effective for a particular purchase date, the Plan Administrator must receive your new instructions at least six business days before such purchase date.

            Employees of CH Energy Group and its subsidiaries may change the amount of their payroll withholding by submitting to their employer's payroll department a new "employee form" which may be obtained from that department. Employee participants may discontinue their payroll withholding at any time by notifying their employer's payroll department in writing. Payroll withholding will terminate effective on the beginning of the payroll period following receipt by their employer of the employee's written notice.

            In the event that any check, draft or electronics funds transfer you may tender or order as payment to the Plan Administrator to purchase CH Energy Group Common Stock is dishonored, refused or returned, you agree that the purchased shares when credited to your account may be sold, on the Plan Administrator's order without your consent or approval, to satisfy the amount owing on the purchase. The "amount owing" will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Plan Administrator's returned check or failed electronic payment fee of $25.00. If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, you authorize the Plan Administrator to sell additional shares then credited to your account as necessary to cover the amount owing, without your further consent or authorization. the Plan Administrator may sell shares to cover an amount owing as a result of your order in any manner consistent with applicable securities laws. Any sale for that purpose in a national securities market would be commercially reasonable. You grant the Plan Administrator a security interest in all shares credited to your account including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

Dividend Options

            CH Energy Group pays cash dividends on Common Stock on the first business day in the months of February, May, August and November. The payment of dividends in the future and the amount of such payments, if any, will depend upon CH Energy Group's financial condition and other factors as the Board of Directors deems relevant.

            You may select from the following dividend options:

(1) Full Dividend Reinvestment: You may elect to reinvest all of your cash dividends by designating your election on your enrollment form. Dividends paid on all shares registered in your name in stock certificate form and/or credited to your account will be reinvested under the plan in additional shares of Common Stock.

(2) Partial Dividend Reinvestment: You may elect to receive part of your dividends in cash by designating your election on your enrollment form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name in stock certificate form and/or credited to your account will be reinvested under the plan in additional shares of Common Stock.

(3) Voluntary Cash Payments Only (No Dividend Reinvestment): You may elect to receive all of your dividends in cash by designating your election on your enrollment form. Dividends paid in cash will be sent to you by check in the usual manner or by direct deposit, if you have elected the direct deposit option described below under the caption "Direct Deposit of Dividends". Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service.

            Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service. You are only entitled to cash dividends (if declared) once shares have been purchased. In other words, you are not entitled to dividends on amounts being held before a purchase date.

            Changing Dividend Options: You may change dividend options through the internet at www.computershare.com, by telephone, by writing to the Plan Administrator, by submitting a new election on an enrollment authorization form to the Plan Administrator or by submitting a new election on an employee form to your employer. To be effective for a specific dividend, the Plan Administrator must receive any change before the record date for such dividend. The record date is usually the tenth day of the month before the payment date of the dividend.

            Discontinuing Dividend Reinvestment: You may discontinue reinvestment of cash dividends at any time through the internet at www. computershare.com, by telephone or by sending written instructions to the Plan Administrator. If the Plan Administrator receives the request to discontinue dividend reinvestment on or after the record date for a dividend, the Plan Administrator may either pay the dividend in cash or reinvest it under the plan on the next purchase date to purchase Common Stock on your behalf. If reinvested, the Plan Administrator may sell the shares purchased and send the proceeds to you, less any service fee, applicable brokerage commission and any other costs of sale.

            After processing your request to discontinue dividend reinvestment, any shares credited to your account under the plan will continue to be held in book entry form. Dividends on any shares held in book entry form, and on any shares you held in stock certificate form, will be paid in cash by check or by direct deposit to a predesignated bank account of your choice.

Direct Deposit of Dividends

            Through the plan's direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your predesignated checking or savings bank account on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to the Plan Administrator a direct deposit authorization form. You may obtain a direct deposit authorization form by calling the Plan Administrator at 1-800-870-2340.

            Direct deposit authorization forms will be processed and will become effective as promptly as practicable after receipt by the Plan Administrator. You may change your designated bank account for automatic direct deposit or discontinue this feature at any time by submitting to the Plan Administrator a new direct deposit authorization form or by written instruction to the Plan Administrator.

Share Safekeeping

            You may use the plan's "share safekeeping" service to deposit any Common Stock certificates in your possession with the Plan Administrator. Shares deposited will be recorded in book entry form and credited to your account. By using the plan's share safekeeping service, you no longer bear the risks associated with loss, theft or destruction of stock certificates.

            The Plan Administrator will promptly send you a statement confirming each certificate deposit. Shares deposited and credited to your account with the Plan Administrator may be transferred or sold in a convenient and efficient manner. See "Certificates for Shares" and "Sale of Shares" captions below.

STOCK CERTIFICATES SENT TO THE PLAN ADMINISTRATOR FOR SAFEKEEPING SHOULD NOT BE ENDORSED. To deposit your shares, you should send the certificate(s) to the Plan Administrator by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured. When submitting certificate(s) for deposit into your plan account, be sure to include a written request to have the certificate(s) deposited.

Certificates For Shares

            Common stock purchased under the plan, and any certificated shares you may deposit for safekeeping, will be recorded in book entry form and credited to your account. The Plan Administrator will report the number of shares (including fractional shares) credited to your account as promptly as practicable after each purchase. You may obtain a certificate for all or any portion of the whole shares credited to your account at any time by accessing your account through the internet at www.computershare.com, by telephone or by sending a written request to the Plan Administrator. Any remaining whole or fractional shares will continue to be credited to your account. If you request a certificate for all shares credited to your account, a certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. That cash payment will be based upon the then current market price of the Common Stock, less any service fee, any applicable brokerage commission and any other costs of sale. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment or payment of cash dividends on those shares (see the above subcaptions "Cash Dividends" and "Reinvestment of Cash Dividends").

Sale of Shares

            You may direct the Plan Administrator to sell all or a portion of shares of Common Stock credited to your account at any time by accessing your account through the internet at www.computershare.com, or by giving telephonic or written instructions to the Plan Administrator.

            The Plan Administrator will make every effort to process your order on the day it is received. However, your instructions must be received before 1:00 p.m. Eastern time on a business day during which the Plan Administrator and the relevant securities market are open for your sale order to be processed on that day. Sales will be made at the then-current market price of the Common Stock and the Plan Administrator will send you a check for the sales proceeds, less any service fee, any applicable brokerage commission and any other costs of sale.

            All sale requests having an anticipated market value of $100,000.00 or more shall be submitted in writing. In addition, all sale requests within thirty (30) days of an address change shall be submitted in writing.

Gifts and Transfers of Shares

            You may transfer the ownership of all or part of the shares credited to your account to an account for another person without requiring the issuance of stock certificates. This could include a gift or private sale. Transfers of less than all of the shares credited to your account must be made in whole share amounts. No fractional share may be transferred unless your entire account balance is transferred. Requests for these transfers must meet the same requirements as are applicable to the transfer of Common Stock certificates, including the requirement of a medallion stamp guarantee. Simply call the Plan Administrator to obtain the proper instructions, requirements and documents necessary to complete your transfer. Transfer instructions are also available through the Internet at www. computershare.com.

            Shares that are transferred will be credited in book entry form to the transferee's account. An account will be opened in the name of the transferee, if the transferee is not already a registered shareholder and the transferee's account will be enrolled in the plan under the same dividend option as the transferor unless the transferor specifies differently. The transferee may change the dividend option after the transfer has been made as described under the caption "Dividend Options" above.

            After the transfer, the transferee will receive an account statement showing the number of shares transferred to and held in the transferee's account.

Stock Split, Stock Dividends or Rights Offerings

            Any dividends in Common Stock or split shares of Common Stock distributed by us on shares credited to your account or held by you in the form of stock certificates will be credited to your account.

            In a rights offering by us, you will receive rights based upon the total number of whole shares registered in your name, including shares held by you in stock certificate form and shares credited in book entry form to your account.

Plan Reports

            Whenever you purchase, sell or deposit shares through the plan, you will promptly receive from the Plan Administrator a statement with the details of the transaction. All shares you hold or purchase through the plan are recorded in the same account. After each dividend reinvestment, you will receive from the Plan Administrator a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased and the total shares credited to your account. The statement also will show all year-to-date account activity, including purchases, sales and certificate deposits or withdrawals. In addition, you will receive a comprehensive year-end statement summarizing all activity in your account for the entire year. You should retain these statements to establish the cost basis of shares of Common Stock purchased under the plan for income tax purposes. You may also view your current account balance and your account history by accessing your account through the internet at www.computershare.com.

            In addition, you will receive copies of the same communications sent to all other holders of record of Common Stock. This includes our annual report to shareholders, quarterly reports to shareholders, notice of annual meeting and proxy statement. You will also be furnished with Internal Revenue Service information for reporting dividends paid and proceeds derived from any sale of shares credited to your account in the form and manner as the Internal Revenue Service may require.

            All notices, statements and reports from the Plan Administrator to you will be addressed to your latest address of record with the Plan Administrator. Therefore, you must promptly notify the Plan Administrator of any change of address.

Plan Costs

            All costs for the purchase of shares and administration of the plan will be paid by CH Energy Group with the exception of:

      * Costs associated with automatic investments which may be assessed by your financial institution (as described under the above subcaption "Automatic Investments");

      * Any costs resulting from you having insufficient funds to effect payment for initial and/or optional investments, as described above under the subcaption "Investment Options";

      * Those costs associated with your direction to the Plan Administrator to sell all or a portion of your shares as described under the above caption "Sale of Shares"; and

      * Those costs related to a sale of a fractional share, as described under the above captions "Certificates for Shares" and "Sale of Shares".

Pledging of Shares in Participant's Account

            Except as described under the above caption "Gifts and Transfers of Shares", Common Stock credited to your account may not be pledged or assigned. If you wish to pledge shares of Common Stock credited to your account, you must request that certificates for those shares be issued in your name as described under the above caption "Certificates for Shares".

Voting Rights of Shares in Participant's Account

            If you participate in the plan, you, as a Common Stock shareholder of CH Energy Group, will have all shareholder rights. You will be provided with all required documentation, either electronically or by mail, based on your preference, to vote whole shares of Common Stock you hold under the plan. Fractional shares may not be voted. You will receive a proxy card indicating the number of whole shares directly held under the plan for voting instructions to CH Energy Group and signing. A properly signed proxy will be voted according to your instructions, with no vote being recorded for the shares represented by an abstention.

Termination, Suspension or Modification of the Plan

            CH Energy Group reserves the right to terminate, suspend or modify the plan at any time in whole, in part, in respect to participants in one or more jurisdictions. All affected participants will receive notice of any termination, suspension or modification of the plan.

Limitation on Liability

            Neither we nor the Plan Administrator (nor any of our agents, representatives, employees, officers, directors, or subcontractors) will be liable for any act done in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for (1) failure to terminate an account upon the death of a participant prior to receiving written notice of such death, along with a request to terminate participation from a qualified representative of the deceased; (2) purchase or sale prices reflected in a participant's plan account or the dates of purchases or sales of a participant's plan shares; or (3) any fluctuation in the market value after purchase or sale of shares.

            You must recognize that neither the Plan Administrator nor we can assure a profit or protect against a loss on shares purchased under the plan. The prices of shares purchased and sold under the plan will be determined by market conditions. Participants also cannot waive Federal securities law liability.

            We are authorized to take any actions to carry out the plan as may be consistent with the terms and conditions of the plan. We reserve the right to interpret and regulate the plan as we deem desirable or necessary in connection with the plan's operations. The establishment and maintenance of the plan does not constitute assurances with respect to either the value of the Common Stock or whether or not we will continue to pay dividends on Common Stock or at what rate such dividends will be paid.

Termination of a Participant

            If you do not own at least one whole share registered in your name in stock certificate form or credited in book entry form to your account, your participation in the plan may be ended. In that event, you would receive a cash payment for the fractional share remaining in your account based on the current market price of Common Stock, less any service fee, any applicable brokerage commission and any other costs of sale.

Governing Law

            The plan and its operations are governed by the laws of the State of New York and federal securities laws, if applicable.

Federal Income Tax Consequences

            The following is a summary of the Federal income tax consequences of participating in the Plan and is based on Federal income tax laws as in effect as of the date of this Prospectus. The tax consequences to participants may vary as a result of individual circumstances. You should consult your advisor as to the income tax consequences based upon your particular circumstances and as to the consequences under federal, state, local and foreign law.

            You will not recognize taxable income upon purchasing shares under the plan. You will, however, have a taxable event in the year in which you sell the shares purchased under the plan. Upon a sale of the shares, any difference between the net proceeds of the sale and the fair market value of the shares on the purchase date will be taxed as capital gain or loss. You will also recognize taxable income upon any cash dividends issued with respect to shares held under the plan.

      * Reinvested Dividends

            In the case of reinvested dividends, when the Plan Administrator acquires shares of Common Stock for your account, you must include in gross income a dividend measured by the fair market value of those shares. When the Plan Administrator purchases Common Stock for your account on the open market with reinvested dividends, you must include in gross income the amount of the dividend plus any brokerage commissions paid by us. In both purchases directly from us and purchases on the open market, the basis of shares is, in general, equal to the amount of dividends paid by us and the amount of any brokerage commission paid by us and attributable to the acquisition of the shares.

      * Initial and Additional Cash Investments

            In the case of the shares of Common Stock purchased on the open market as initial investments, optional investments or employee investments, to the extent of any brokerage commissions paid by us, you may have to recognize these brokerage commissions as a dividend to be included in your gross income. Your basis in these shares will be the cost of the shares to the Administrator plus an allocable share of any brokerage commissions paid by us.

      * Additional Information

            The holding period for shares of Common Stock purchased under the plan will begin the day after the date the shares are acquired.

      * All the dividends paid to you and any brokerage commissions that we pay on your behalf for the purchase of shares through the Plan will be reported to you and to the Internal Revenue Service on IRS Form 1099-DIV which will be mailed by January 31.

      * All shares of stock that are sold through the Plan Administrator will be reported to the IRS as required by law. IRS Form 1099-B will be mailed by January 31 to all those who sold stock through the plan. The 1099-B form will only include proceeds you received from the sale of your shares. You are responsible for calculating the cost basis of the shares you sold and any gain or loss on the sale.

Shareholders Subject To Withholding

            Under backup withholding requirements of Federal income tax law, dividends that are reinvested and the proceeds of the sale of any share under the plan will be subject to the withholding tax if (i) you fail to certify to the Plan Administrator that you are not subject to backup withholding and that your tax payer identification number on your account is correct (on Form W-9); or (ii) the IRS notifies us or the Plan Administrator that you are subject to backup withholding. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares and the remaining amount will be reinvested or paid as you have instructed.

            If you are a non-resident foreign participant, under withholding requirements of Federal income tax laws, dividends that are reinvested under the plan will be subject to the withholding tax unless reduced or eliminated pursuant to tax treaties. Any required income tax withholding will be deducted from dividends and the remaining amount will be reinvested.

                                 USE OF PROCEEDS

            We will not receive any proceeds from the purchase of shares on the open market. To the extent that shares of Common Stock sold from shares held by CH Energy Group as treasury shares or from CH Energy Group's authorized but unissued shares of Common Stock, we will add the net proceeds from any of those sales to our general working capital. Nevertheless, we may at the time of sale allocate all or a portion of the proceeds to any other corporate purposes.

                                 LEGAL OPINIONS

            Thompson Hine LLP, general counsel to CH Energy Group, has passed upon the legality of our Common Stock offered by this Prospectus and all legal matters in connection with the plan for CH Energy Group. Thompson Hine LLP is located at 335 Madison Avenue, 12th floor, New York, New York 10017. The statements in this Prospectus as to matters of law and legal conclusion under "The Company," "Description of the Plan," "Federal Income Tax Consequences," "Shareholders Subject to Withholding" and "Use of Proceeds," have been reviewed by Thompson Hine LLP and are made on their authority as experts.

                                     EXPERTS

            The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the CH Energy Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

================================================================================

                                                                            PAGE
Where You Can Find More Information ......................................    1
Risk Factors .............................................................    2
Forward-Looking Statements ...............................................    4
Prospectus Summary .......................................................    5
The Company ..............................................................    6
Description of the Plan ..................................................    7
Administration ...........................................................    7
   Eligibility ...........................................................    8
   Enrollment Procedures .................................................    8
   Source of Shares ......................................................    9
   Purchase Date .........................................................    9
   Price of Shares .......................................................   10
   Initial, Optional and Employee Investments ............................   10
   Investment Options ....................................................   11
   Dividend Options ......................................................   12
   Direct Deposit of Dividends ...........................................   13
   Share Safekeeping .....................................................   13
   Certificates for Shares ...............................................   14
   Sale of Shares ........................................................   14
   Gifts and Transfer of Shares ..........................................   14
   Stock Split, Stock Dividends or Right Offerings .......................   15
   Plan Reports ..........................................................   15
   Plan Costs ............................................................   15
   Pledging of Shares in Participant's Account ...........................   16
   Voting Rights of Shares in Participant's Account ......................   16
   Termination, Suspension or Modification of the Plan ...................   16
   Limitation on Liability ...............................................   16
   Termination of a Participant ..........................................   16
   Governing Law .........................................................   17
   Federal Income Tax Consequences .......................................   17
   Shareholders Subject to Withholding ...................................   18
Use of Proceeds ..........................................................   18
Legal Opinions ...........................................................   18
Experts ..................................................................   18

================================================================================

                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                            TELEPHONE (845) 486-2000

                          CH ENERGY GROUP, INC. WEBSITE
                          http://www.chenergygroup.com

                               STOCK PURCHASE PLAN

                                   PROSPECTUS

                                 August 9, 2006

                                  COMMON STOCK
                                ($.10 PAR VALUE)

                                  ADMINISTRATOR

                        COMPUTERSHARE TRUST COMPANY, N.A.

                    CH ENERGY GROUP, INC. STOCK PURCHASE PLAN

                                 P.O. BOX 43081
                       PROVIDENCE, RHODE ISLAND 02940-3081
                          TELEPHONE NO.: (800) 428-9578
                     INTERNET: HTTP://WWW.COMPUTERSHARE.COM

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

            Following is the list of Exhibits, as required by Item 601 of Regulation S-K, filed as part of the Registration Statement, including exhibits incorporated herein by reference:

-----------------------------------------------------------------------------------------
ITEM 601 DESIGNATION (Regulation S-K)     EXHIBIT
-----------------------------------------------------------------------------------------
(3)                                       Articles of Incorporation and By-Laws.
-----------------------------------------------------------------------------------------
    (a)                                   Restated Certificate of Incorporation of the
                                          Company under Section 807 of the Business
                                          Corporation Law.*
-----------------------------------------------------------------------------------------
    (b)                                   By-Laws of the Company in effect on the date
                                          of this Post-Effective Amendment No. 3 to the
                                          Registration Statement.**
-----------------------------------------------------------------------------------------
(5)                                       Opinion of counsel re legality.
-----------------------------------------------------------------------------------------
(23)                                      Consents of experts and counsel
-----------------------------------------------------------------------------------------
    (a)                                   Consent of PricewaterhouseCoopers LLP
-----------------------------------------------------------------------------------------
    (b)                                   Consent of Thompson Hine LLP LLP (contained
                                          in their opinion, a copy of which is filed as
                                          Exhibit (5)).
-----------------------------------------------------------------------------------------
(24)                                      Power of attorney for each officer and
                                          director signing the Post-Effective Amendment
                                          No. 3 to this Registration Statement.
-----------------------------------------------------------------------------------------

* Incorporated by reference to Exhibit (3)(i) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (file no. 333-52797).

** Incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 16, 2006 (file no. 333-52797).

ITEM 17. UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that, the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Poughkeepsie, State of New York, on the 8th day of August, 2006.

                                CH ENERGY GROUP, INC.
                                (Registrant)

                                By:     Donna S. Doyle
                                        --------------
                                Name:   Donna S. Doyle
                                Title:  Vice President-Accounting & Controller

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities, and on the dates indicated.

------------------------------------------------------------------------------------------------
(a) Principal Executive Officer            Chairman of the Board, Chief         August 8, 2006
                                           Executive Officer and President
------------------------------------------------------------------------------------------------
/s/ STEVEN V. LANT
------------------
Steven V. Lant
------------------------------------------------------------------------------------------------
(b) Principal Financial Officer            Chief Financial Officer and          August 8, 2006
                                           Treasurer
------------------------------------------------------------------------------------------------
/s/ CHRISTOPHER M. CAPONE
-------------------------
Christopher M. Capone
------------------------------------------------------------------------------------------------
(c) Principal Accounting Officer:          Vice President -Accounting and       August 8, 2006
                                           Controller
------------------------------------------------------------------------------------------------
/s/ DONNA S. DOYLE
------------------
Donna S. Doyle
------------------------------------------------------------------------------------------------
(d) A majority of Directors:                                                    August 8, 2006
------------------------------------------------------------------------------------------------
Margarita K. Dilley*; Steven M.
Fetter*; Edward F.X. Gallagher*;
Stanley J. Grubel*; Manuel J. Iraola;*
E. Michael Kruse*; Steven V. Lant*;
Jeffrey D. Tranen*; Ernest R.
Verebelyi, * Directors
------------------------------------------------------------------------------------------------
By: /s/ DONNA S. DOYLE
    ------------------
(Donna S. Doyle by power of attorney)
------------------------------------------------------------------------------------------------

* Donna S. Doyle, by signing her name hereto, does thereby sign this document for herself and on behalf of the persons named above after whose printed name an asterisk appears, pursuant to powers of attorney duly executed by such persons and filed with the SEC as Exhibit 24 hereof.

                                  EXHIBIT INDEX

            Following is the list of Exhibits, as required by Item 601 of Regulation S-K, filed as part of the Registration Statement, including exhibits incorporated herein by reference:

------------------------------------------------------------------------------------------
ITEM 601 DESIGNATION (Regulation S-K)       EXHIBIT
------------------------------------------------------------------------------------------
(3)                                         Articles of Incorporation and By-Laws.
------------------------------------------------------------------------------------------
    (a)                                     Restated Certificate of Incorporation of the
                                            Company under Section 807 of the Business
                                            Corporation Law.*
------------------------------------------------------------------------------------------
    (b)                                     By-Laws of the Company in effect on the date
                                            of this Post-Effective Amendment No. 3 to the
                                            Registration Statement.**
------------------------------------------------------------------------------------------
(5)                                         Opinion of counsel re legality.
------------------------------------------------------------------------------------------
(23)                                        Consents of experts and counsel
------------------------------------------------------------------------------------------
    (a)                                     Consent of PricewaterhouseCoopers LLP
------------------------------------------------------------------------------------------
    (b)                                     Consent of Thompson Hine LLP LLP (contained
                                            in their opinion, a copy of which is filed as
                                            Exhibit (5)).
------------------------------------------------------------------------------------------
(24)                                        Power of attorney for each officer and
                                            director signing the Post-Effective Amendment
                                            No. 3 to this Registration Statement.
------------------------------------------------------------------------------------------

* Incorporated by reference to Exhibit (3)(i) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (file no. 333-52797).

** Incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 16, 2006 (file no. 333-52797).